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                                                                       Exhibit 1

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                              LEARNINGSTAR CORP.

     The present name of the Corporation is LearningStar Corp. The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 6, 2000, under the name S-E Educational Holdings Corp. This Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the Corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL") and by the unanimous written consent of its stockholders in accordance with Section 228 of the DGCL. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

     FIRST:  The name of the Corporation is LearningStar Corp.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at that address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

     FOURTH:  A.  Capital Stock.  The total number of shares of capital stock
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which the Corporation shall have authority to issue is 16,000,000 shares (the
"Capital Stock"), consisting of 15,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, par value of $.01 per share (the "Preferred Stock").

     B.  Common Stock.  The shares of authorized Common Stock of the Corporation
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shall be identical in all respects and shall have equal rights and privileges.

     C.  Preferred Stock.  Shares of Preferred Stock may be issued from time to
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time in one or more series, as provided for herein or as provided for by the
Board of Directors as permitted hereby. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the terms fixed herein for the series provided for herein or fixed by the Board of Directors for any series provided for by the Board of Directors as permitted hereby.

     The Board of Directors is hereby authorized, by resolution or resolutions, to establish, out of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock, additional series of Preferred Stock. Before any shares of any such additional series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the number of shares constituting such series and the distinguishing characteristics and the relative voting powers, rights, preferences, privileges and immunities, if any, and any qualifications, limitations or restrictions thereof, of the shares
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thereof, so far as not inconsistent with the provisions of this Article FOURTH and a certificate of said resolution or resolutions (a "Certificate of
                                                       ---------------
Designation") shall be filed in accordance with the DGCL. Without limiting the
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generality of the foregoing, the Board of Directors may fix and determine:

1. The designation of such series and the number of shares which shall constitute such series of such shares, which number the Board of Directors may thereafter (except where otherwise provided in the Certificate of Designation) increase or decrease (but not below the number of shares thereof then outstanding);

2.  The rate of dividend, if any, payable on shares of such series;

3. Whether the shares of such series shall be cumulative, non-cumulative or partially cumulative as to dividends, and the dates from which any cumulative dividends are to accumulate;

4. Whether the shares of such series may be redeemed, and, if so, the price or prices at which and the terms and conditions on which shares of such series may be redeemed;

5. The amount payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation;

6. The sinking fund provisions, if any, for the redemption of shares of such series;

7.  The voting rights, if any, of the shares of such series;

8. Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specifications of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, and adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

9. The terms and conditions, if any, on which shares of such series may be converted into shares of capital stock of the Corporation of any other class or series;

10. Whether the shares of such series are to be preferred over shares of capital stock of the Corporation of any other class or series as to dividends, or upon the voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Corporation, or otherwise;

11. Restrictions on the issuance of shares of the same series or of any other class or series; and

12. Any other characteristics, preferences, limitations, rights, privileges, immunities or terms not inconsistent with the provisions of this Article FOURTH.

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     D.  Voting Power for Holders of Common and Preferred Stock.  Except as
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otherwise provided in this Restated Certificate of Incorporation, each holder of
Common Stock shall be entitled to one vote for each share of Common Stock held by such holder on all matters submitted to stockholders for a vote and each holder of any series of Preferred Stock shall be entitled to such number of votes for each share held by such holder as may be specified herein or in the Certificate of Designation in respect thereof.

     Except as otherwise provided by law, the presence, in person or by proxy, of the holders of record of issued and outstanding shares of Capital Stock entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of issued and outstanding shares of Capital Stock entitled to vote shall constitute a quorum at all meetings of the stockholders.

     FIFTH: The Board of Directors shall have the power to make, adopt, alter, amend, change or repeal the bylaws of the Corporation (as may be amended from time to time, the "Bylaws") by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, subject to any law or Bylaw provision requiring the affirmative vote of a larger percentage of the members of the Board of Directors. In addition to any other vote required by law, the affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of the Corporation then entitled to vote generally in the election of directors, voting together as a single class shall be required to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation or any provision of this Restated Certificate of Incorporation.

     SIXTH:  A.  Number; Election and Terms of Directors.  Subject to Section C
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of this Article SIXTH, the number of directors of the Corporation which shall constitute the entire Board shall be not less than three nor more than fifteen directors. Within such limits, the exact number of directors constituting the entire Board shall be fixed from time to time pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. Subject to Section C of this Article SIXTH, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Class I, Class II and Class III shall each initially consist of three directors. Class I directors shall be initially elected for a term expiring at the first annual meeting of stockholders of the Corporation following the date hereof, Class II directors shall be initially elected for a term expiring at the second annual meeting of stockholders of the Corporation following the date hereof, and Class III directors shall be initially elected for a term expiring at the third annual meeting of stockholders of the Corporation following the date hereof. At each annual meeting of stockholders, beginning in 2001, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

     B.  Vacancies and Newly Created Directorships.  Subject to Section C of
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this Article SIXTH unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly-created

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directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. Any director so chosen pursuant to the preceding sentence shall hold office for the remainder of the full term expiring at the annual meeting of the stockholders at which the term of office of the class to which such director has been elected expires and until such director's successor shall have been duly elected and qualified.
If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.
In no case will a decrease in the number of authorized directors constituting the Board of Directors shorten the term of any incumbent director.

     C.  Removal.  Any director may be removed from office, but only for cause,
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and any such removal shall require, in addition to any other vote required by law, the affirmative vote of the holders of at least 75% of the voting power of all shares of Capital Stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     D.  Rights of Holders of Preferred Stock.  Notwithstanding the foregoing,
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whenever the holders of any one or more series of Preferred Stock issued by the
Corporation shall have the right, voting separately as a class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation and the Certificate of Designation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

     SEVENTH: Special meetings of the stockholders of the Corporation, for any purpose or purposes, may only be called at any time by a majority of the entire Board of Directors or by either the Chairman or the Chief Executive Officer of the Corporation.

     EIGHTH: No stockholder action may be taken except at a duly called annual or special meeting of stockholders of the Corporation and stockholders of the Corporation may not take any action by written consent in lieu of a meeting of stockholders.

     NINTH: A.  Indemnification.  The Corporation shall indemnify (A) its
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directors and officers, whether serving the Corporation or, at its request, any other entity, to the fullest extent required or permitted by the DGCL now or hereafter in force, and shall advance expenses to the fullest extent permitted by law and (B) other employees and agents to such extent as shall be expressly authorized by the Board of Directors or the Bylaws and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of this Restated Certificate of Incorporation or repeal of any of its provisions shall

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limit or eliminate the right to indemnification provided under this Article
NINTH with respect to any acts or omissions occurring prior to such amendment or repeal.

     TENTH: To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment of this Restated Certificate of Incorporation or repeal of any of its provisions shall limit or eliminate any right or protection of any director of this Corporation under this Article TENTH for or with respect to any acts or omissions of such director occurring prior to such amendment for repeal.

     ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation and other provisions authorized by the laws of the State of Delaware in force at that time may be added or inserted, in the manner now or thereafter prescribed by statute, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

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     IN WITNESS WHEREOF, said Corporation has caused this Restated Certificate of Incorporation to be signed by Albert Noyes, its Chief Executive Officer on this 30th day of April, 2001.


                                       LEARNINGSTAR CORP.

                                       /s/ Albert Noyes
                                       _______________________________
                                       Name:  Albert Noyes
                                       Title:  Chief Executive Officer

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